UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Everbridge, Inc. is providing certain preliminary financial data as set forth below. All references below to “Everbridge,” the “Company,” “we,” “us,” “our” and similar references refer to Everbridge, Inc., except where the context otherwise requires or as otherwise indicated.

Recent Developments

This recent developments section includes forward-looking statements. All statements contained herein other than statements of historical facts, including, without limitation, statements regarding our expectations regarding our financial and operating results for the year and three months ended December 31, 2018 and our future financial and business performance, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth.

The following preliminary revenue information for the three months and the year ended December 31, 2018 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, Everbridge. Neither our former registered independent accounting firm, KPMG LLP, nor our current independent registered public accounting firm, Ernst & Young LLP, has audited or reviewed, or expresses an opinion with respect to, these data. This information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, completion of the audit of our financial statements and other developments that may arise between now and the time the audit of our financial statements is completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

We have prepared estimates of revenue for the year and three months ended December 31, 2018.

	Year ended December 31, 2018		Three months ended December 31, 2018
	Range		Range
	Low	High	Low	High
(in millions)
Revenue	$146.9	$147.1	$41.6	$41.8

For the year ended December 31, 2018, we expect to report total revenue in the range of $146.9 million and $147.1 million, representing estimated growth of approximately 40.7% to 40.9% as compared to total revenue of $104.4 million for the year ended December 31, 2017. The estimated increase in total revenue for the year ended December 31, 2018 was driven by an increase in our customer base, including increased sales to larger organizations with greater numbers of contacts and locations. For the three months ended December 31, 2018, we expect to report total revenue in the range of $41.6 million and $41.8 million, representing estimated growth of approximately 42.5% to 43.2% as compared to total revenue of $29.2 million for the three months ended December 31, 2017. The estimated increase in total revenue for the three months ended December 31, 2018 was driven by an increase in our customer base, including increased sales to larger organizations with greater numbers of contacts and locations.

In addition to the preliminary revenue results provided above, we are also providing the following fourth quarter and full year 2018 information, which is consistent with the information we previously provided in our Current Report on Form 8-K filed with the SEC on November 5, 2018. Neither our former registered independent accounting firm, KPMG LLP, nor our current independent registered public accounting firm, Ernst & Young LLP, has audited or reviewed, or expresses an opinion with respect to, these data.

	Year ended December 31, 2018		Three months ended December 31, 2018
`	Range		Range
	Low	High	Low	High
	(in millions)
GAAP net loss	$(48.3)	$(47.7)	$(10.6)	$(10.0)
GAAP net loss per share	$(1.66)	$(1.64)	$(0.36)	$(0.34)
Non-GAAP net loss(1)	$(16.3)	$(15.9)	$(3.3)	$(2.9)
Non-GAAP net loss per share	$(0.56)	$(0.55)	$(0.11)	$(0.10)
Basic and diluted weighted average shares outstanding	29.1	29.1	29.6	29.6
Adjusted EBITDA(2)	$(3.1)	$(2.8)	$0.4	$0.7

(1)	Non-GAAP net loss excludes stock-based compensation expense and amortization of acquired intangibles. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and allows for greater transparency with respect to metrics used by our management in its financial and operational decision making. While this and other non-GAAP financial measures are an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time, you should consider our non-GAAP financial measures alongside our GAAP financial results. The following table presents a reconciliation of non-GAAP net loss to net loss, the most directly comparable GAAP measure, for each of the periods indicated:

	Year ended December 31, 2018		Three months ended December 31, 2018
	Low	High	Low	High
	(in millions)
Net loss	$(48.3)	$(47.7)	$(10.6)	$(10.0)
Amortization of acquired intangibles	6.7	6.7	2.2	2.2
Stock-based compensation	25.3	25.1	5.1	4.9

Non-GAAP net loss	$(16.3)	$(15.9)	$(3.3)	$(2.9)

(2)	Adjusted EBITDA represents our net loss before interest and investment income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense. We do not consider these items to be indicative of our core operating performance. The items that are non-cash include depreciation and amortization expense and stock-based compensation expense. Adjusted EBITDA is a measure used by management to understand and evaluate our core operating performance and trends and to generate future operating plans, make strategic decisions regarding the allocation of capital and invest in initiatives that are focused on cultivating new markets for our solutions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates comparisons of our operating performance on a period-to-period basis. Adjusted EBITDA is not a measure calculated in accordance with GAAP. We believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Nevertheless, use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are: (1) although depreciation and amortization are non-cash charges, the capitalized software that is amortized will need to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (3) adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (4) adjusted EBITDA does not reflect tax payments or receipts that may represent a reduction or increase in cash available to us; and (5) other companies, including companies in our industry, may calculate adjusted EBITDA or similarly titled measures differently, which reduces the usefulness of the metric as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA alongside our other GAAP-based financial performance measures, net loss and our other GAAP financial results. The following table presents a reconciliation of adjusted EBITDA to net loss, the most directly comparable GAAP measure, for each of the periods indicated:

	Year ended December 31, 2018		Three months ended December 31, 2018
	Low	High	Low	High
	(in millions)
Net loss	$(48.3)	$(47.7)	$(10.6)	$(10.0)
Interest (income) expense, net	4.8	4.8	1.4	1.4
Income taxes, net	0.8	0.7	0.4	0.3
Depreciation and amortization	14.3	14.3	4.1	4.1

EBITDA	(28.4)	(27.9)	(4.7)	(4.2)
Stock-based compensation	25.3	25.1	5.1	4.9

Adjusted EBITDA	$(3.1)	$(2.8)	$0.4	$0.7

Item 8.01	Other Events.

On January 14, 2019, the Company updated its corporate presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Everbridge, Inc. Corporate Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: January 14, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

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